As filed with the Securities and Exchange Commission on July 3, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

pSivida Corp.

(Exact name of registrant as specified in its charter)

Delaware	26-2774444
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 Pleasant Street

Watertown, MA 02472

(Address of Principal Executive Offices) (Zip Code)

pSivida Corp. 2008 Incentive Plan

pSivida Corp. Employee Share Option Plan

(Full title of the plan)

Lori Freedman

pSivida Corp.

400 Pleasant Street

Watertown, MA 02472

(Name and address of agent for service)

(617) 926-5000

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Mary E. Weber, Esq.

Ropes & Gray LLP

One International Place

Boston, MA 02110

617-951-7000

617-951-7050 (facsimile)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)(3)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, $0.001 par value per share	2,205,471 shares	$2.78-$45.13	$17,745,045	$697

(1)	The offering price for shares subject to options outstanding on the date hereof is the actual exercise price of such options. Of the 2,205,471 shares to be registered hereunder, 180,135, 5,000, 56,249, 49,087, 28,750 and 136,250 are subject to options at exercise prices of $45.13, $39.01, $35.19, $30.60, $12.43 and $5.26 per share, respectively. The offering price of the remaining 1,750,000 shares not subject to options on the date hereof of $2.78 per share has been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and 457(h)(1) on the basis of the average high and low prices of the registrant’s common stock on June 30, 2008, as reported on the NASDAQ Global Market. The exercise prices for the outstanding options under the pSivida Corp. Employee Share Option Plan have been converted from Australian Dollars to U.S. Dollars using an exchange rate of $0.9562 per Australian Dollar, the Noon Buying Rate of the Federal Reserve Bank of New York on June 30, 2008.
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional shares of Common Stock as may issued to prevent dilution from stock splits, stock dividends and similar transactions.
(3)	pSivida Corp. Common Stock issued under the pSivida Corp. Employee Share Option Plan will be represented by CHESS Depositary Interests.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

pSivida Corp. (the “Registrant”) hereby incorporates the following documents herein by reference:

(a)	The Registrant’s Current Report on Form 8-K reporting results for the fiscal year ended June 30, 2007 filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on June 20, 2008;

(b)	The Registrant’s current reports on Form 8-K filed with the Commission on each of August 27, 2007, October 9, 2007, October 17, 2007, October 30, 2007, November 30, 2007, January 2, 2008, January 30, 2008, March 20, 2008, April 17, 2008, May 2, 2008, June 18, 2008 (two reports on such date) and June 24, 2008;

The Registrant’s quarterly report on Form 10-Q for the quarter ended September 30, 2007 filed with the Commission on November 14, 2007, as amended on June 18, 2008;

The Registrant’s quarterly report on Form 10-Q for the quarter ended December 31, 2007 filed with the Commission on February 11, 2008, as amended on June 18, 2008;

The Registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2008 filed with the Commission on May 12, 2008, as amended on June 18, 2008;

The Registrant’s definitive proxy statements on Schedule 14A filed with the Commission on October 26, 2007 and May 2, 2008; and

(c)	The description of the Common Stock, $0.001 par value per share, contained in the Registrant’s current report on Form 8-K, filed with the Commission on June 19, 2008.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Some partners of Ropes & Gray LLP are members in RGIP LLC, which owns 14,592 shares of the Registrant’s common stock.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits, in general, a Delaware corporation to indemnify any person who was or is, or is threatened to be made, a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or served another business enterprise at the request of the corporation, against liability incurred in connection with such proceeding, including the expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, additionally had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation’s power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit, provided that no indemnification shall be provided in such actions in the event of any adjudication of negligence or misconduct in the performance of such person’s duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply. Section 145 of the Delaware General Corporation Law also permits, in general, a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or served another entity at the request of the corporation, against liability incurred by such person in such capacity, whether or not the corporation would have the power to indemnify such person against such liability.

The Registrant expects to enter into indemnification agreements with each of its directors and its executive officers and has obtained insurance covering its directors and officers against losses and insuring the Registrant against certain of its obligations to indemnify its directors and officers.

The Registrant’s Certificate of Incorporation, as amended, provides that the Registrant shall indemnify each of its directors and officers, to the maximum extent permitted from time to time by law, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by reason of the fact that he or she is a director or officer.

This right of indemnification conferred in the Registrant’s Certificate of Incorporation, as amended, is not exclusive of any other right.

In addition, the Registrant’s Certificate of Incorporation, as amended, provides that its directors shall not be liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liability is not permitted under the Delaware General Corporation Law.

These indemnification provisions may be sufficiently broad to permit indemnification of the Registrant’s directors and officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Exhibit Title
4.1	pSivida Corp. 2008 Incentive Plan (c)

4.2	Rules of the pSivida Corp. Employee Share Option Plan (c)

4.3	Certificate of Incorporation of pSivida Corp. and Certificates of Amendment of Certificate of Incorporation of pSivida Corp. (b)

4.4	By-Laws of pSivida Corp. (b)

4.5	Form of Specimen Stock Certificate for Common Stock of pSivida Corp. (b)

5.1	Opinion of Ropes & Gray LLP (a)

23.1	Consent of Deloitte Touche Tohmatsu (a)

23.2	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page to this Registration Statement)

(a)	Filed herewith.
(b)	Incorporated herein by reference to pSivida Corp.’s Form 8-K filed with the Commission on June 19, 2008.
(c)	Incorporated herein by reference to pSivida Corp.’s Form 8-K filed with the Commission on June 20, 2008.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watertown, The Commonwealth of Massachusetts, on the 3rd day of July, 2008.

PSIVIDA CORP.

By:	/s/ Paul Ashton
Paul Ashton, Managing Director

By:	/s/ Michael J. Soja
Michael J. Soja, Vice President, Finance and CFO

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Paul Ashton and Michael J. Soja, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by pSivida Corp., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ David J. Mazzo	Chairman of the Board of Directors	July 3, 2008
David J. Mazzo

/s/ Paul Ashton	Director and Managing Director	July 3, 2008
Paul Ashton	(Principal Executive Officer)

/s/ Michael J. Soja	Vice President, Finance and CFO	July 3, 2008
Michael J. Soja	(Principal Financial and Accounting Officer)

Director
Michael Rogers

/s/ Katherine Woodthorpe	Director	July 3, 2008
Katherine Woodthorpe

EXHIBIT INDEX

Exhibit No.	Exhibit Title
4.1	pSivida Corp. 2008 Incentive Plan (c)

4.2	Rules of the pSivida Corp. Employee Share Option Plan (c)

4.3	Certificate of Incorporation of pSivida Corp. and Certificates of Amendment of Certificate of Incorporation of pSivida Corp. (b)

4.4	By-Laws of pSivida Corp. (b)

4.5	Form of Specimen Stock Certificate for Common Stock of pSivida Corp. (b)

5.1	Opinion of Ropes & Gray LLP (a)

23.1	Consent of Deloitte Touche Tohmatsu (a)

23.2	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page to this Registration Statement)

(a)	Filed herewith.
(b)	Incorporated herein by reference to pSivida Corp.’s Form 8-K filed with the Commission on June 19, 2008.
(c)	Incorporated herein by reference to pSivida Corp.’s Form 8-K filed with the Commission on June 20, 2008.